UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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GCP APPLIED TECHNOLOGIES INC.

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The following press release was issued by GCP Applied Technologies Inc. on April 22, 2020.

GCP Applied Technologies Sends Letter to Shareholders Highlighting Expected Strong First

Quarter Performance and Business Momentum

GCP Is Executing on Strategic Operating Plan and Generating Strong Results

GCP’s Experienced, Refreshed Board Is Best Positioned to Continue to Drive Positive Business Momentum

GCP Urges Shareholders to Vote “FOR” ALL Its Director Nominees on BLUE Proxy Card

CAMBRIDGE, Mass. – April 22, 2020 – GCP Applied Technologies Inc. (NYSE:GCP) (“GCP” or the “Company”), a leading global provider of construction products technologies, today issued the following open letter to shareholders in connection with GCP’s 2020 Annual Meeting of Stockholders (“2020 Annual Meeting”), urging them to Vote “FOR” ALL Its Director Nominees on the BLUE Proxy Card:

Dear Fellow Shareholders:

Amid the significant uncertainty and volatility caused by the COVID-19 pandemic, the GCP Board and management team have been working with relentless focus to execute our operating plan and deliver value for shareholders while prioritizing the safety of employees and customers. Despite our substantial and continued progress, Starboard has insisted on moving forward with an unnecessary and unjustified proxy fight to appoint a supermajority of GCP’s Board. We urge you to consider the results our recently refreshed Board has delivered, the proactive steps we have taken to position the Company for long-term success and the undue disruption to GCP’s progress and momentum that could result from replacing nearly all directors on the Board. We recommend that shareholders vote the BLUE proxy card or voting instruction form to support GCP’s highly qualified board of directors.

First Quarter Expected Results Demonstrate That We Continue to Execute Effectively

Our team continues to drive significantly improved performance. We have previously outlined the many initiatives implemented to enhance operational performance and create value. On April 15, we demonstrated our continued progress against this plan when we provided expected financial results for the first quarter of 2020 that significantly exceeded consensus estimates and would represent our best first quarter earnings performance since 2016. Highlights of our expected results include sales growth in North America from both Specialty Construction Chemicals and Specialty Building Materials, growth in expected Adjusted EBIT* of approximately 17% year-over-year to approximately $14 million, and expected Adjusted EBIT Margin* expansion to approximately 6.5% in the first quarter of 2020 compared to 5.3% in the first quarter of 2019. We also expect first quarter Adjusted EPS* growth of approximately 29% year-over-year to $0.09.

Our progress and expected results in the first quarter of 2020 further advance the successes we have delivered under the leadership of our CEO Randy Dearth over the past year, which include:

h Gross margin 140 bps y/y in 2019	4 Consecutive quarters of improved profitability for Specialty Construction Chemicals (SCC), with 5th consecutive quarter expected in 1Q20	2019: Best year of price capture as a public company	Investing in Specialty Building Materials (SBM) to drive long-term organic growth

h 4Q19 VERIFI® sales 53% and h installed truck base 56%	New leadership for SCC and SBM	h Total cost reduction initiatives target to ~$80 million annualized savings	~ $33 million total cost savings achieved through 2019 ~$14 million of planned $28 million 2020 cost savings already executed

GCP Urges Shareholders to Vote “FOR” ALL Its Director Nominees on BLUE Proxy Card

*Non-GAAP financial measures. See below for important information regarding such non-GAAP measures.

Importantly, our Board and management team have also maintained a disciplined approach to capital management that has resulted in a very strong balance sheet with significant liquidity and no near-term debt maturities. Today, our balance sheet is a competitive differentiator, providing substantial financial flexibility and positioning us to successfully manage through the ongoing economic challenges and uncertainty caused by the COVID-19 pandemic.

GCP’s Highly Qualified, Independent Board Has Demonstrated its Commitment to Significant Board Refreshment and Ability to Deliver Performance Improvement

The GCP Board has demonstrated a longstanding commitment to regular, disciplined refreshment. This year, we nominated two new independent directors – Armand F. Lauzon, Jr. and John R. McPherson – to enhance our Board and help drive GCP’s continued progress. We are confident that the Board and our 2020 nominees possess the expertise, operational and industry experience, knowledge, and skills to support the continued execution of GCP’s strategy.

Right Skills and Experience

✓ Financial/ Accounting

✓ Industry Experience

✓ Innovation and Technology

✓ Mergers & Acquisitions

✓ Operational Leadership of a Global Business

✓ Public Company Board Experience

✓ Public Company Leadership Experience

✓ Risk Assessment / Management

✓ Strategic Planning / Business Development

Refreshed, Experienced, Independent Slate of Directors	Elizabeth Mora (C) • Independent Director since 2016 • Chief Administrative Officer, Charles Stark Draper Laboratory	Randall S. Dearth • Director since 2019 • President & CEO, GCP Applied Technologies	Gerald G. Colella • Independent Director since 2017 • Former President & CEO, MKS Instruments	Janice K. Henry • Independent Director since 2016 • Former CFO, Martin Marietta Materials
	Clay H. Kiefaber • Independent Director since 2019 • President & CEO, ESAB	James F. Kirsch • Independent Director since 2018 • Former Chairman, President & CEO, Ferro	Phillip J. Mason • Independent Director since 2016 • Former President (EMEA), Ecolab	Danny R. Shepherd • Independent Director since 2016 • Former Vice Chairman, Vulcan Materials
	Armand F. Lauzon • Independent Director Nominee in 2020 • Former President & CEO, C&D Technologies	John R. McPherson • Independent Director Nominee in 2020 • Former Senior Partner, McKinsey
Strong Commitment to Refreshment	• Elizabeth Mora appointed independent Chairman in 2019 • 5 of 9 current directors joined in past 3 years • If GCP nominees elected, 6 of 10 will have joined within past 3 years[1]

[1]	Marran Ogilvie, who joined the Board last year pursuant to an agreement with Starboard, is not being re-nominated by the Company.

GCP Urges Shareholders to Vote “FOR” ALL Its Director Nominees on BLUE Proxy Card

GCP’s recently refreshed Board is also delivering significant performance improvement and positive business results. While Starboard has not presented substantive alternative ideas to enhance value at GCP after over a year of engagement with the Company, the GCP Board has overseen the successful execution of the Company’s strategic initiatives to improve business fundamentals and position GCP for long-term value creation. We look forward to the opportunity to further advance our current momentum.

We Firmly Believe the GCP Board is Best Suited and Best Qualified to Protect Your Investment and Continue Delivering Results

At GCP’s upcoming Annual Meeting on May 28, 2020, shareholders will be asked to make an important decision regarding the composition of the Company’s Board and its path for the future, which we believe will have an impact on your investment in the Company. We believe that Starboard’s attempt to replace nearly all of the Company’s directors would create unnecessary risk for your investment and the value creation trajectory the current Board and leadership team have demonstrated they are capable of delivering.

The Company’s top focus and priority needs to be on continuing to execute in a challenging and rapidly evolving operating environment to drive value for our shareholders, while also ensuring the safety, health and wellbeing of our employees, customers and business partners. We remain firm in our belief that the Company’s director nominees are best suited to lead GCP and deliver value.

We respectfully request that shareholders vote the BLUE proxy card or voting instruction form to support GCP’s highly qualified board of directors.

Sincerely,

Elizabeth Mora	Randall S. Dearth
Independent Chairman of the Board of Directors	President and Chief Executive Officer

Advisors

Evercore is serving as GCP’s financial advisor and Wachtell, Lipton, Rosen & Katz is serving as GCP’s legal advisor.

About GCP Applied Technologies

GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

Investors:

GCP

Joseph DeCristofaro

T +1 617.498.2616

investors@gcpat.com

GCP Urges Shareholders to Vote “FOR” ALL Its Director Nominees on BLUE Proxy Card

D.F. King & Co., Inc.

Tom Germinario +1 212.493.6922

Geoffrey Weinberg +1.212.493.6969

Joele Frank, Wilkinson Brimmer Katcher

Nick Lamplough / Andrew Squire

212-355-4449

Non-GAAP Financial Measures

In this communication, the Company refers to non-GAAP financial measures including Adjusted EBIT, Adjusted EBIT Margin, and Adjusted EPS. These non-GAAP measures do not purport to represent income or liquidity measures as defined under United States Generally Accepted Accounting Principles (“GAAP”), and should not be considered as alternatives to such measures as an indicator of GCP’s performance. These measures are provided to investors and others to improve the period-to-period and peer-to-peer comparability of GCP’s financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses. The following are the non-GAAP financial measures presented in this communication:

The Company defines Adjusted EBIT (a non-GAAP financial measure) to be net income (loss) from continuing operations attributable to GCP shareholders adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses, and asset impairments; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) interest income, interest expense and related financing costs; (xi) income taxes; (xii) shareholder activism and other related costs; and (xiii) certain other items that are not representative of underlying trends. Adjusted EBIT Margin is defined as Adjusted EBIT divided by net sales. The Company uses Adjusted EBIT to assess and measure its operating performance and determine performance-based employee compensation. The Company uses Adjusted EBIT as a performance measure because it provides improved quarter-to-quarter and year-over-year comparability for decision-making and compensation purposes and allows management to measure the ongoing earnings results of our strategic and operating decisions.

The Company defines Adjusted Earnings Per Share (a non-GAAP financial measure) to be earnings per share (“EPS”) from continuing operations on a diluted basis adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses and asset impairments; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) shareholder activism and other related costs; (xi) certain discrete tax items; and (xii) certain other items that are not representative of underlying trends. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis and in determining certain performance-based employee compensation.

Adjusted EBIT, Adjusted EBIT Margin, and Adjusted EPS do not purport to represent income measures as defined in accordance with U.S. GAAP. These measures are provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of GCP’s financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses.

GCP Urges Shareholders to Vote “FOR” ALL Its Director Nominees on BLUE Proxy Card

Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities which historically have been a material component of net income (loss) from continuing operations attributable to GCP shareholders. GCP compensates for these limitations by using these indicators together with net income (loss) measured in accordance with U.S. GAAP to present a complete analysis of its results of operations. Adjusted EBIT should be evaluated together with net income (loss) from continuing operations attributable to GCP shareholders measured in accordance with U.S. GAAP for a complete understanding of GCP’s results of operations.

The Company has not provided comparable GAAP financial information on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP. As a result, the Company has not provided a reconciliation to such measures because it is not practicable at the time of this communication to determine or estimate each of the items that the Company excludes to calculate the comparable non-GAAP financial measure, which items and amounts could be material.

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Additional Information

GCP has filed a definitive proxy statement and BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2020 Annual Meeting of Stockholders. GCP STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD, AS THEY CONTAIN OR WILL CONTAIN (IN THE CASE OF AMENDMENTS OR SUPPLEMENTS) IMPORTANT INFORMATION. Stockholders may obtain the definitive proxy statement (and any amendments or supplements thereto) and other documents filed by GCP with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

GCP, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from GCP’s stockholders in connection with the matters to be considered at the 2020 Annual Meeting. Information regarding the ownership of GCP’s directors and executive officers in GCP stock is included in their SEC filings on Forms 3, 4 and 5, which can be found through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement (and any amendments and supplements thereto) filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statements Regarding Forward-Looking Information

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when GCP or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of GCP and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside GCP’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, we are subject to risks and uncertainties that could cause our actual results to differ materially from our projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events, natural disasters and the COVID-19 pandemic. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov, and subsequent quarterly reports. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

GCP Urges Shareholders to Vote “FOR” ALL Its Director Nominees on BLUE Proxy Card